Exhibit 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42543 dated August 30, 1991) pertaining to the Cognitronics Corporation 1967 Employee Stock Purchase Plan, the Registration Statements (Form S-8 No. 33-42544 dated August 30, 1991 and Form S-8 No. 333-05897 dated June 13,
1996) pertaining to the Cognitronics Corporation 1990 Stock Option Plan, the Registration Statement (Form S-8 No. 333-05899 dated June 13, 1996) pertaining to the Cognitronics Corporation Restricted Stock Plan and the Registration Statement (Form S-8 No. 333-118508 dated August 24, 2004) pertaining to the Directors' Stock Option Plan of our report dated March 7, 2003, with respect to the consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows of Cognitronics Corporation for the year ended December 31, 2002 included in the Annual Report (Form 10-K) for the year ended December 31, 2004.




                                           /s/ Ernst & Young LLP

Stamford, Connecticut
March 30, 2005